NEWS RELEASE

Exhibit 99.1

For information, contact:
Media – Susan Moore (713) 309-4645
Investors – Doug Pike (713) 309-4590

Lyondell Reports Second-Quarter 2007 Results

Highlights
–	Income from continuing operations of $271 million or $1.02 per share
–	Driven by strong refining and fuels results
–	Announced pending sale of company to Basell for $48 per share
–	All-cash transaction valued at approximately $19 billion
–	Inorganic chemicals sold for $1.3 billion; $1.05 billion after tax
–	Debt repayments of $1.3 billion

HOUSTON (July 26, 2007) – Lyondell Chemical Company (NYSE: LYO) today announced income from continuing operations for the second quarter 2007 of $271 million, or
$1.02 per share on a fully diluted basis.  For the first six months of 2007, net income from continuing operations was $277 million, or $1.05 per share on a fully diluted basis.  Comparisons with the prior quarter, second quarter 2006 and first half of 2006 are available in the following table.

Table 1 - Lyondell Earnings Summary (a)

Millions of dollars except per share amounts	2Q 2007	2Q 2006	1Q 2007	1st Six Months 2007	1st Six Months 2006
Sales and other operating revenues	$7,482	$4,715	$5,789	$13,271	$9,133
Income from continuing operations	271	129	6	277	415
Net income	176	160	19	195	450
Income from continuing operations:
Basic earnings per share	1.07	0.53	0.03	1.10	1.68
Diluted earnings per share	1.02	0.50	0.02	1.05	1.61
Net income:
Basic earnings per share	0.69	0.65	0.08	0.77	1.82
Diluted earnings per share	0.66	0.62	0.07	0.74	1.74
Basic weighted average shares outstanding (millions)	252.9	247.4	251.1	252.0	247.1
Diluted weighted average shares outstanding (millions) (b)	265.7	260.1	263.7	264.7	259.7

(a)
Results include 100% of the operations of Houston Refining LP (“Houston Refining”) prospectively from August 16, 2006.  Prior to August 16, 2006, Lyondell’s 58.75% interest in Houston Refining was accounted for as an equity investment.

(b)	Includes the dilutive effect of the convertible debentures, stock options and warrants.

Second-quarter 2007 results from continuing operations improved versus the first quarter 2007 primarily due to record refining segment results coupled with strong fuels (MTBE/ETBE) performance.  Ethylene segment results continued to reflect good volumes and operating rates with modest margin improvement.  In the propylene oxide segment, chemical product results declined primarily due to increased raw material costs; however, these were more than offset by the strength in fuels (MTBE/ETBE).

The inorganic chemicals business is accounted for as a discontinued operation as it was sold midway through the quarter for a total transaction value of approximately $1.3 billion.  After-tax cash proceeds of approximately $1.05 billion were used to repay debt.
Additionally, results reflect the following:

Table 2 – Charges (Benefits) Included in Lyondell’s Results from Continuing Operations
Millions of dollars	2Q 2007	2Q 2006	1Q 2007	1st Six Months 2007	1st Six Months 2006
Pretax charges (benefits):
Net charges related to commercial disputes (a)	$ 10	$ - -	$ 62	$ 72	$ - -
Debt retirement charges	43	- -	- -	43	- -
Houston Refining LP - related settlement (b)	- -	- -	- -	- -	(70)
Texas Margin Tax credit, net of federal income tax	(17)	- -	- -	(17)	- -
Other tax effects of (charges) credits	(19)	- -	(22)	(40)	24
After-tax effect of net charges (credits)	17	- -	40	58	(46)
Effect on diluted earnings per share	0.06	- -	0.15	0.22	(0.18)

(a)	Represents pretax charges related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles toluene diisocyanate (“TDI”) facility.
(b)	Represents the net effect of the resolution of various matters among Houston Refining, its owners and their affiliates.

“The strength in our refining operations was quite clear during the quarter and demonstrated the way in which the segment complements our chemical operations and provides balance within our portfolio.  While our refining and fuel products benefited from the strong fuel markets, similar dynamics within the energy markets pressured our chemical products.  In fact, ethylene segment raw material costs on average increased by approximately 20 percent.  Consequently, despite a relatively strong market and several price increases, margin improvement in this segment was quite modest,” said Dan F. Smith, chairman, president and CEO of Lyondell Chemical Company. “The strong refining results were complemented by the sale of our inorganics business, which enabled us to accelerate our debt repayment program providing additional value to our investors.”

OUTLOOK
Thus far, third-quarter market conditions have been similar to the prior quarter.  Refining and fuels have remained quite strong while elevated raw material costs continue to pressure the chemical products.
“Our outlook for our chemical and fuel businesses continues to be positive and thus far the summer season has been strong, meeting our expectations. The portfolio changes that we made over the past year, coupled with our operational focus, have positioned us to benefit in a growing global economy,” said Smith.

LYONDELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Lyondell operates in three segments: 1) Ethylene, co-products and derivatives; 2) Propylene oxide (PO) and related products; and 3) Refining. Inorganic chemicals is presented as a discontinued operation due to the May 15 sale of this business.

Ethylene, Co-products and Derivatives Segment – The primary products of this segment are ethylene, ethylene co-products (propylene, butadiene and benzene), and derivatives of ethylene (polyethylene, ethylene oxygenates and vinyl acetate monomer or VAM).

Table 3 – Ethylene, Co-Products & Derivatives Financial Overview (a)

Millions of dollars	2Q 2007	2Q 2006	1Q 2007	1st Six Months 2007	1st Six Months 2006
Sales and other operating revenues	$3,665	$3,401	$2,991	$6,656	$6,553
Operating income	95	181	77	172	480
EBITDA (b)	194	279	177	371	676

(a)	See Table 7 for additional financial information.
(b)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations.

2Q07 v. 1Q07 – Ethylene and ethylene derivative product sales volumes increased by approximately 125 million pounds (approximately 4 percent) versus the first quarter 2007. Compared with the first quarter, our quarterly average prices for ethylene and polyethylene increased by approximately 4.5 cents and 5 cents per pound, respectively, while the ethylene glycol price increased by 1.5 cents per pound. The company’s average cost-of-ethylene-production metric (COE) increased by approximately 2.5 cents per pound versus the first quarter primarily due to increases from natural gas liquid-based raw materials.  Acetyls results declined by approximately $15 million as a result of higher costs and lower methanol prices.
2Q07 v. 2Q06 – Ethylene and ethylene derivative product sales volumes were up approximately 150 million pounds versus the second quarter 2006. The quarterly average prices for ethylene and polyethylene decreased by approximately 2.5 cents and 2 cents per pound, respectively, and the ethylene glycol price increased by 4 cents per pound. The company’s average COE metric increased by approximately 1 cent per pound. Acetyls results were unchanged.

PO and Related Products Segment– The principal products of the PO and related products segment include PO, PO derivatives (propylene glycol, propylene glycol ethers, butanediol and butanediol derivatives), styrene, fuel products (methyl tertiary butyl ether [MTBE] and ethyl tertiary butyl ether [ETBE]), isobutylene and toluene diisocyanate (TDI).

Table 4 – PO & Related Products Financial Overview (a)

Millions of dollars	2Q 2007	2Q 2006	1Q 2007	1st Six Months 2007	1st Six Months 2006
Sales and other operating revenues	$2,169	$1,763	$1,758	$3,927	$3,407
Operating income (b)	133	108	27	160	225
EBITDA (b) (c)	195	170	87	282	345

(a)	See Table 7 for additional financial information.
(b)
Includes pretax charges in the second and first quarters of 2007 of $10 million and $62 million, respectively, and $72 million in the first six months of 2007 related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility.

(c)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations.

2Q07 v. 1Q07 – Segment EBITDA increased by $108 million versus the first quarter 2007 partially due to the absence of the $62 million first-quarter TDI charge.  Fuel-product results increased by approximately $105 million primarily as a result of increased raw material margins (approximately 40 cents per gallon) and sales volumes.  PO and PO derivative results decreased by approximately $45 million primarily due to increased propylene raw material costs, compensation expense and charges related to commercial disputes.  Styrene results were relatively unchanged. Absent the first-quarter charge, TDI results decreased by approximately $10 million due to scheduled second-quarter maintenance.
2Q07 v. 2Q06 – Segment EBITDA increased by $25 million versus the second quarter 2006 primarily due to increased fuel product margins.  Fuel product results increased by approximately $45 million due to higher volumes and margins.  PO and PO derivative results decreased by approximately $10 million primarily due to compensation expense and charges related to commercial disputes.  Together, styrene and TDI results declined by approximately $10 million.

Refining Segment - Lyondell owned a 58.75 percent interest in Houston Refining LP (formerly known as Lyondell-Citgo Refining LP) prior to Aug. 16, 2006, at which time Lyondell purchased the remaining 41.25 percent interest from CITGO Petroleum Corporation. Prior to Aug. 16, Lyondell’s interest was accounted for by the equity method. As a result of the acquisition, Houston Refining’s operations are consolidated from Aug. 16. The following review is on a 100-percent basis.

Table 5 - Refining Financial Overview – 100% Basis (a)

Millions of dollars	2Q 2007	2Q 2006	1Q 2007	1st Six Months 2007	1st Six Months 2006
Sales and other operating revenues	$2,793	$2,411	$1,884	$4,677	$4,505
Operating income	387	163	78	465	325
EBITDA (b)	451	194	133	584	387

(a)
The Refining segment information presented above represents the historical operating results of Houston Refining on a 100% basis, and reflects purchase accounting adjustments from August 16, 2006.  See Table 7 for additional financial information.

(b)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations and, as appropriate, to net income of Houston Refining.

2Q07 v. 1Q07 – Segment EBITDA was $318 million higher than the prior quarter, which was negatively impacted by $140 million related to the planned maintenance turnaround and upgrade of the fluid catalytic cracking unit and related units. In addition to the absence of turnaround-related impacts, second-quarter results were positively impacted by approximately $160 million from increased margins versus the first quarter.  Additionally, aromatics and lubes benefited by a combined $20 million as a result of strong operations.
2Q07 v. 2Q06 – Results increased primarily due to increased margins, which are partially attributed to stronger market conditions and partially attributed to the cancellation of the previous PdVSA crude supply agreement during August 2006.  Aromatics and lubes contributed an additional $20 million versus the second quarter 2006.

Discontinued Operations - Inorganic Chemicals The principal product of inorganic chemicals is titanium dioxide (TiO2).  In view of the May 15, 2007, sale, the inorganic chemicals business is reported as a discontinued operation including comparative periods.  Second-quarter results for the discontinued operations include a $91 million loss on the sale due primarily to the impact of income taxes.

Table 6 – Discontinued Operations - Inorganic Chemicals Financial Overview (a)

Millions of dollars	2Q 2007	2Q 2006	1Q 2007	1st Six Months 2007	1st Six Months 2006
Sales and other operating revenues	$181	$355	$333	$514	$695
Income (loss) from discontinued operations, net of tax (b)	(95)	31	13	(82)	35

(a)	See Table 7 for additional financial information.
(b)
Income (loss) from discontinued operations, net of tax, for the three and six months ended June 30, 2007 includes a $21 million pretax loss or $91 million after tax, related to the sale of the worldwide inorganic chemicals business.

Cash Distributions and Debt Reduction
Equistar Chemicals, LP to Lyondell Chemical Company (LCC) and Millennium Chemicals Inc. – There were no distributions during the quarter.
Millennium to Lyondell Chemical Company (LCC) – There were no dividends paid by Millennium to LCC during the second quarter.
Debt Reduction – During the second quarter, debt repayment, including scheduled amortization of term loans and debt of discontinued operations, totaled $1.3 billion.  Millennium debt repayment was $436 million, Equistar repaid $600 million, and LCC repaid $274 million.
Receivable Facilities Utilization – As of June 30, 2007, Lyondell’s receivable facility was unutilized and Equistar’s receivable facility was utilized by $155 million.

CONFERENCE CALL
Lyondell will host a conference call today, July 26, 2007, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, Chairman, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Vice President of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 517-645-6239 (international). The pass code for each is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.
A replay of the prepared remarks will be available from 1:30 p.m. ET July 26 to 6 p.m. ET on August 3. The dial-in numbers are 866-513-9969 (U.S.) and 203-369-1996 (international). The pass code for each is 5549. Web replay of the prepared remarks will be available at 2:30 p.m. ET July 26 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.
Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET July 26 at www.lyondell.com/earnings.

ABOUT LYONDELL
Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE.

FORWARD-LOOKING STATEMENTS
The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, Lyondell’s ability to implement its business strategies, including the ability of Lyondell and Basell to complete the proposed merger; availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; technological developments; risks of doing business outside of the U.S.; access to capital markets; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, Quarterly Reports on Form 10-Q for the quarter ended June 30, 2007 which will be filed with the SEC in August 2007 and the Lyondell Current Report on Form 8-K filed on May 21, 2007.

Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell with respect to the meeting of its stockholders to be called with respect to the proposed merger, Lyondell will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF LYONDELL ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THE STOCKHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from Lyondell’s website at www.lyondell.com.

Lyondell and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in Lyondell’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger and other relevant materials to be filed with the SEC when they become available.

###
SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP; Millennium Chemicals Inc.

Lyondell Chemical Company

www.lyondell.com

Table 7 - Selected Unaudited Financial Information

		For the three months ended			For the six months ended
		June 30,		March 31,	June 30,
	(Millions of dollars)	2007	2006	2007	2007	2006
	Sales and other operating revenues: (a) (b)
	Ethylene, Co-Products & Derivatives	$3,665	$3,401	$2,991	$6,656	$6,553
	PO & Related Products	2,169	1,763	1,758	3,927	3,407
	Refining	2,793	2,411	1,884	4,677	4,505

	Operating income: (a)
	Ethylene, Co-Products & Derivatives	$95	$181	$77	$172	$480
	PO & Related Products (c)	133	108	27	160	225
	Refining	387	163	78	465	325

	Depreciation and amortization: (a)
	Ethylene, Co-Products & Derivatives	$96	$96	$98	$194	$194
	PO & Related Products	59	59	59	118	115
	Refining	64	31	55	119	62

	EBITDA: (d)
	Ethylene, Co-Products & Derivatives	$194	$279	$177	$371	$676
	PO & Related Products (c)	195	170	87	282	345
	Refining	451	194	133	584	387

	Capital expenditures: (a)
	Ethylene, Co-Products & Derivatives	$53	$43	$41	$94	$66
	PO & Related Products	19	18	9	28	33
	Refining	28	49	90	118	109

	Discontinued Operations - Inorganic Chemicals: (e)
	Sales and other operating revenues	$181	$355	$333	$514	$695
	Income (loss) from discontinued operations, net of tax	(95)	31	13	(82)	35
	Capital expenditures	7	13	8	15	23

(a)
See Table 9 for a reconciliation of segment information for the three and six months ended June 30, 2007 and 2006 and the three months ended March 31, 2007 to consolidated Lyondell financial information. The Refining information presented above represents operating results of Houston Refining on a 100% basis. Lyondell acquired the remaining 41.25% of Houston Refining on August 16, 2006. From August 16, 2006, depreciation and amortization, as well as operating income, reflect the effects of that acquisition. See Table 14 for additional Houston Refining financial information.

(b)	Sales include intersegment sales.
(c)
Includes pretax charges in the three months ended June 30, 2007 and March 31, 2007 of $10 million and $62 million, respectively, and $72 million in the six months ended June 30, 2007 related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility.

(d)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations.
(e)	On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business.

Table 8 - Selected Operating Information (a)

		For the three months ended			For the six months ended
		June 30,		March 31,	June 30,
		2007	2006	2007	2007	2006
	Selected Segment Sales Volumes:
	Ethylene, Co-Products and Derivatives (in millions)
	Ethylene and derivatives (pounds)	3,083	2,930	2,958	6,041	5,801
	Polyethylene included above (pounds)	1,502	1,489	1,479	2,981	2,822
	Co-products, nonaromatic (pounds)	2,009	2,154	2,025	4,034	4,120
	Aromatics (gallons)	87	88	95	182	177

	PO and Related Products (in millions)
	PO and derivatives (pounds)	794	763	868	1,662	1,597
	Co-products:
	Styrene monomer (pounds)	991	1,031	987	1,978	2,013
	Fuel products and other TBA derivatives (gallons)	374	290	300	674	587

	Refined products (thousand barrels per day) (b)
	Gasoline	136	116	79	108	114
	Diesel and heating oil	90	82	71	80	94
	Jet fuel	22	11	19	21	10
	Aromatics	8	7	6	7	7
	Other refined products	121	118	145	133	117
	Total refined products volumes	377	334	320	349	342

	Discontinued Operations - Inorganic Chemicals (thousand metric tons) (c)
	TiO2	79	158	146	225	309

	Refining Metrics: (b)
	Crude processing rates (thousand barrels per day)	273	271	221	247	266

	Throughput margin ($ per barrel) (d)	25.44		15.43	21.00
	Market margins ($ per barrel): (e)
	WTI 2-1-1	21.67		9.28	15.48
	WTI-Maya	10.00		12.72	11.36
	Total	31.67		22.00	26.84

(a)	Sales volumes include intersegment sales.
(b)	The Refining information represents the operating results of Houston Refining on a 100% basis.
(c)	On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business.
(d)
As a result of Lyondell's acquisition of 100% of Houston Refining, Lyondell is providing throughput margin per barrel information for the refining segment. See Table 14 for calculation of throughput margin and reconciliation to Refining segment operating income. The throughput margin is divided by the number of barrels of crude oil processed in the period to derive the margin per barrel.

(e)	Market margins are reported by Platts, a division of The McGraw-Hill Companies.

Table 9 - Reconciliation of Segment Information to Consolidated Lyondell Financial Information

	(Millions of dollars)	Sales and other operating revenues	Operating income (loss)	Depreciation and amortization	Capital expenditures

	For the three months ended June 30, 2007:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$3,665	$95	$96	$53
	PO & Related Products (a)	2,169	133	59	19
	Refining (b)	2,793	387	64	28
	Other (c)	(1,145)	(16)	7	1
	Continuing Operations	$7,482	$599	$226	$101

	For the three months ended June 30, 2006:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$3,401	$181	$96	$43
	PO & Related Products	1,763	108	59	18
	Other (c)	(449)	2	2	2
	Continuing Operations	$4,715	$291	$157	$63

	For the three months ended March 31, 2007:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$2,991	$77	$98	$41
	PO & Related Products (a)	1,758	27	59	9
	Refining (b)	1,884	78	55	90
	Other (c)	(844)	(3)	1	1
	Continuing Operations	$5,789	$179	$213	$141

	For the six months ended June 30, 2007:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$6,656	$172	$194	$94
	PO & Related Products (a)	3,927	160	118	28
	Refining (b)	4,677	465	119	118
	Other (c)	(1,989)	(19)	8	2
	Continuing Operations	$13,271	$778	$439	$242

	For the six months ended June 30, 2006:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$6,553	$480	$194	$66
	PO & Related Products	3,407	225	115	33
	Other (c)	(827)	(2)	4	2
	Continuing Operations	$9,133	$703	$313	$101

(a)
Includes pretax charges in the three months ended June 30, 2007 and March 31, 2007 of $10 million and $62 million, respectively, and $72 million in the six months ended June 30, 2007 related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility.

(b)
The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.

(c)	Includes items not allocated to segments or discontinued operations and elimination of intersegment transactions between segments and discontinued operations.

Table 10 - Reconciliations

	Segment EBITDA to Income from Continuing Operations
		For the three months ended			For the six months ended
		June 30,		March 31,	June 30,
	(Millions of dollars)	2007	2006	2007	2007	2006

	LYONDELL
	Segment EBITDA:
	Ethylene, Co-Products & Derivatives	$194	$279	$177	$371	$676
	PO & Related Products	195	170	87	282	345
	Refining (a)	451	-	133	584	-
	Other	(14)	3	(1)	(15)	75
	Add:
	Income from equity investment in Houston Refining (a)	-	86	-	-	177
	Deduct:
	Depreciation and amortization	(226)	(157)	(213)	(439)	(313)
	Interest expense, net	(161)	(151)	(174)	(335)	(276)
	Provision for income taxes	(125)	(101)	(3)	(128)	(269)
	Debt prepayment premiums and charges	(43)	-	-	(43)	-
	Lyondell income from continuing operations	$271	$129	$6	$277	$415

	Refining EBITDA (b)		$194			$387
	Deduct:
	Depreciation and amortization		(31)			(62)
	Interest expense, net		(12)			(23)
	Provision for income taxes		(8)			(8)
	Houston Refining net income		$143			$294

(a)
The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.

(b)	The Refining information represents operating results of Houston Refining on a 100% basis.

Table 11 - Lyondell Unaudited Income Statement Information (a)

		For the three months ended			For the six months ended
		June 30,		March 31,	June 30,
	(Millions of dollars, except per share data)	2007	2006	2007	2007	2006
	Sales and other operating revenues	$7,482	$4,715	$5,789	$13,271	$9,133
	Cost of sales (b)	6,675	4,268	5,442	12,117	8,149
	Selling, general and administrative expenses	189	137	150	339	244
	Research and development expenses	19	19	18	37	37
	Operating income	599	291	179	778	703
	Income from equity investment in Houston Refining	-	86	-	-	177
	Income from other equity investments	-	3	2	2	2
	Interest expense, net	(161)	(151)	(174)	(335)	(276)
	Other income (expense), net (c)	(42)	1	2	(40)	78
	Income from continuing operations before income taxes	396	230	9	405	684
	Provision for income taxes	125	101	3	128	269
	Income from continuing operations	271	129	6	277	415
	Income (loss) from discontinued operations, net of tax (d)	(95)	31	13	(82)	35
	Net income	$176	$160	$19	$195	$450

	Income from continuing operations:
	Basic	$1.07	$0.53	$0.03	$1.10	$1.68
	Diluted	$1.02	$0.50	$0.02	$1.05	$1.61
	Net income:
	Basic	$0.69	$0.65	$0.08	$0.77	$1.82
	Diluted	$0.66	$0.62	$0.07	$0.74	$1.74

	Weighted average shares (in millions):
	Basic	252.9	247.4	251.1	252.0	247.1
	Diluted	265.7	260.1	263.7	264.7	259.7

(a)
On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business. Results of operations reflect the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.

(b)
Includes pretax charges in the three months ended June 30, 2007 and March 31, 2007 of $10 million and $62 million, respectively, and $72 million in the six months ended June 30, 2007 related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility.

(c)
Includes pretax charges of $43 million in the three and six months ended June 30, 2007 related to the prepayment of debt, and a $70 million net benefit in the six months ended June 30, 2006 for resolution of various matters among Houston Refining, its owners and affiliates.

(d)	Includes a $91 million after-tax loss in the three and six months ended June 30, 2007 related to the May 15, 2007 sale of the worldwide inorganic chemicals business.

Table 12 - Lyondell Unaudited Cash Flow Information (a)

		For the three months ended		For the six months ended
		June 30,		June 30,
	(Millions of dollars)	2007	2006	2007	2006
	Net income	$176	$160	$195	$450
	Loss (income) from discontinued operations, net of tax	95	(31)	82	(35)
	Adjustments:
	Depreciation and amortization	226	157	439	313
	Equity investments -
	Amounts included in net income	-	(89)	(2)	(179)
	Distributions of earnings	1	52	1	122
	Deferred income taxes	215	30	140	106
	Debt prepayment premiums and charges	43	-	43	-
	Changes in assets and liabilities:
	Accounts receivable	(296)	(260)	(350)	(201)
	Inventories	124	126	(13)	(53)
	Accounts payable	153	164	376	140
	Other, net	(134)	(146)	(404)	(237)
	Cash provided by operating activities - continuing operations	603	163	507	426
	Cash provided by (used in) operating activities - discontinued operations	(3)	12	(16)	12
	Cash provided by operating activities	600	175	491	438

	Expenditures for property, plant and equipment	(101)	(63)	(242)	(101)
	Acquisition of Houston Refining LP and related payments	-	-	(94)	-
	Contributions and advances to affiliates	(14)	(20)	(26)	(57)
	Other	13	6	13	6
	Cash used in investing activities - continuing operations	(102)	(77)	(349)	(152)
	Net proceeds from sale of discontinued operations	990	-	990	-
	Cash used in investing activities - discontinued operations	(7)	(13)	(15)	(23)
	Cash provided by (used in) investing activities	881	(90)	626	(175)

	Repayment of long-term debt (b)	(1,311)	-	(1,319)	(443)
	Issuance of long-term debt	510	-	510	-
	Net repayments on revolving credit facility	(145)	-	-	-
	Dividends paid	(57)	(55)	(114)	(111)
	Proceeds from and tax benefits of stock option exercises	14	7	77	9
	Other, net	12	(1)	20	-
	Cash used in financing activities - continuing operations	(977)	(49)	(826)	(545)
	Cash provided by (used in) financing activities - discontinued operations	(1)	7	23	5
	Cash used in financing activities	(978)	(42)	(803)	(540)

	Effect of exchange rate changes on cash	-	2	2	4

	Increase (decrease) in cash and cash equivalents	$503	$45	$316	$(273)

(a)
On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business. Houston Refining became a wholly owned subsidiary as of August 16, 2006. Prior to August 16, 2006, Lyondell's investment in Houston Refining was accounted for on an equity basis.

(b)	Includes prepayment premiums of $63 million in the three and six months ended June 30, 2007 and $9 million in the six months ended June 30, 2006.

Table 13 - Lyondell Unaudited Balance Sheet Information (a)

		June 30,	December 31,
	(Millions of dollars)	2007	2006
	Cash and cash equivalents	$762	$401
	Accounts receivable, net	2,301	1,932
	Inventories	1,895	1,877
	Prepaid expenses and other current assets	176	147
	Deferred tax assets	53	102
	Current assets held for sale	-	687
	Total current assets	5,187	5,146
	Property, plant and equipment, net	8,475	8,542
	Investments and long-term receivables:
	Investment in PO joint ventures	787	778
	Other	103	115
	Goodwill, net	1,373	1,332
	Other assets, net	867	864
	Long-term assets held for sale	-	1,069
	Total assets	$16,792	$17,846

	Current maturities of long-term debt	$518	$18
	Accounts payable	2,292	1,868
	Accrued liabilities	996	980
	Current liabilities associated with assets held for sale	-	341
	Total current liabilities	3,806	3,207
	Long-term debt	6,647	7,936
	Other liabilities	1,270	1,453
	Deferred income taxes	1,619	1,537
	Long-term liabilities associated with assets held for sale	-	391
	Minority interests	117	134
	Stockholders' equity (253,448,132 and 248,970,570 shares outstanding
	at June 30, 2007 and December 31, 2006, respectively)	3,333	3,188
	Total liabilities and stockholders' equity	$16,792	$17,846

(a)	On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business.

Table 14 - Refining Segment Throughput Margin and Reconciliation to Unaudited Refining Segment Operating Income

		For the three months ended		For the six months ended
		June 30,	March 31,	June 30,
	(Millions of dollars)	2007	2007	2007
	Refining Throughput Margin:
	Sales and other operating revenues (a)	$2,793	$1,884	$4,677
	Crude oil and feedstock costs	2,161	1,577	3,738
	Throughput margin	632	307	939

	Operating expenses	238	225	463
	Selling, general and administrative expense	7	4	11
	Refining operating income (a)	$387	$78	$465

(a)	See Table 9 for reconciliation of Refining segment sales and other operating revenues and operating income to Lyondell sales and other operating revenues and operating income.

Tables 15 through 20 represent additional financial information for
Equistar Chemicals, LP (together with its consolidated subsidiaries, "Equistar") and
Millennium Chemicals Inc. (together with its consolidated subsidiaries, "Millennium")

Table 15 - Equistar Unaudited Income Statement Information (a)

		For the three months ended			For the six months ended
		June 30,		March 31,	June 30,
	(Millions of dollars)	2007	2006	2007	2007	2006
	Sales and other operating revenues (b)	$3,534	$3,278	$2,869	$6,403	$6,314
	Cost of sales	3,362	3,028	2,738	6,100	5,698
	Selling, general and administrative expenses	72	61	59	131	109
	Research and development expenses	9	9	9	18	17
	Operating income	91	180	63	154	490
	Interest expense, net	(50)	(52)	(53)	(103)	(105)
	Other income (expense) (c)	(33)	-	1	(32)	(1)
	Net income (d)	$8	$128	$11	$19	$384

(a)	Represents information for Equistar on the basis reflected in Equistar's financial statements as filed in its Annual Report on Form 10-K.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	Includes $34 million of charges in the three and six month periods ended June 30, 2007 related to the prepayment of debt.
(d)	As a partnership, Equistar is not subject to federal income taxes.

Table 16 - Equistar Unaudited Balance Sheet Information (a)

		June 30,	December 31,
	(Millions of dollars)	2007	2006
	Cash and cash equivalents	$10	$133
	Accounts receivable, net	1,327	1,167
	Inventories	704	809
	Prepaid expenses and other current assets	70	49
	Total current assets	2,111	2,158
	Property, plant and equipment, net	2,812	2,846
	Investments	51	59
	Other assets, net	270	296
	Total assets	$5,244	$5,359

	Accounts payable	$1,035	$905
	Accrued liabilities	248	312
	Notes payable - Millennium (b)	500	-
	Total current liabilities	1,783	1,217
	Long-term debt	1,553	2,160
	Other liabilities and deferred revenues	384	378
	Partners' capital	1,524	1,604
	Total liabilities and partners' capital	$5,244	$5,359

(a)	Represents information for Equistar on the basis reflected in Equistar's financial statements as filed in its Annual Report on Form 10-K.
(b)	In June 2007, Equistar issued promissory notes to Millennium and received proceeds of $500 million, which was used to repay debt.

Table 17 - Equistar Unaudited Cash Flow Information (a)

		For the three months ended		For the six months ended
		June 30,		June 30,
	(Millions of dollars)	2007	2006	2007	2006
	Net income	$8	$128	$19	$384
	Adjustments:
	Depreciation and amortization	81	82	162	164
	Debt prepayment charges and premiums	34	-	34	-
	Changes in assets and liabilities:
	Accounts receivable	(118)	(267)	(160)	(232)
	Inventories	51	88	105	(56)
	Accounts payable	93	158	130	204
	Other, net	19	49	(99)	(37)
	Cash provided by operating activities	168	238	191	427

	Expenditures for property, plant and equipment	(52)	(41)	(90)	(63)
	Other	8	2	8	2
	Cash used in investing activities	(44)	(39)	(82)	(61)

	Repayment of long-term debt (b)	(632)	-	(632)	(150)
	Proceeds from notes payable to Millennium (c)	500	-	500	-
	Distributions to owners	-	(100)	(100)	(300)
	Other	(9)	-	-	1
	Cash used in financing activities	(141)	(100)	(232)	(449)

	Increase (decrease) in cash and cash equivalents	$(17)	$99	$(123)	$(83)

(a)	Represents information for Equistar on the basis reflected in Equistar's financial statements as filed in its Annual Report on Form 10-K.
(b)	Includes prepayment premiums of $32 million in the three and six months ended June 30, 2007.
(c)	In June 2007, Equistar issued promissory notes to Millennium and received proceeds of $500 million, which was used to repay debt.

Table 18 - Millennium Unaudited Income Statement Information (a) (b)

		For the three months ended			For the six months ended
		June 30,		March 31,	June 30,
	(Millions of dollars)	2007	2006	2007	2007	2006
	Sales and other operating revenues (c)	$161	$153	$152	$313	$297
	Cost of sales	142	134	122	264	280
	Selling, general and administrative expenses	22	11	12	34	22
	Research and development expenses	1	1	1	2	2
	Operating income (loss)	(4)	7	17	13	(7)
	Interest expense, net	(13)	(18)	(18)	(31)	(29)
	Other income (expense), net (d)	(16)	20	-	(16)	(5)
	Income (loss) from continuing operations before equity investment and income taxes	(33)	9	(1)	(34)	(41)
	Income from equity investment in Equistar	3	38	3	6	113
	Income (loss) from continuing operations before income taxes	(30)	47	2	(28)	72
	Provision for (benefit from) income taxes	(13)	2	1	(12)	(5)
	Income (loss) from continuing operations	(17)	45	1	(16)	77
	Income from discontinued operations, net of tax (e)	232	69	14	246	70
	Net income	$215	$114	$15	$230	$147

(a)	Represents information for Millennium on the basis reflected in Millennium's financial statements as filed in its Current Report on Form 8-K dated May 29, 2007.
(b)	On May 15, 2007, Millennium completed the sale of its worldwide inorganic chemicals business.
(c)	Sales and other operating revenues include sales to affiliates.
(d)
Other income (expense), net, included charges related to debt prepayment of $17 million in each of the three and six months ended June 30, 2007 and $7 million in the six months ended June 30, 2006, and for the three months ended June 30, 2006, included a $19 million benefit related to resolution of prior years' income tax issues.

(e)
Income from discontinued operations, net of tax, for the three and six months ended June 30, 2007 included a $216 million after-tax gain related to the sale of Millennium's worldwide inorganic chemicals business.

Table 19 - Millennium Unaudited Balance Sheet Information (a) (b)

		June 30,	December 31,
	(Millions of dollars)	2007	2006
	Cash and cash equivalents	$33	$76
	Accounts receivable, net	128	111
	Inventories	92	87
	Prepaid expenses and other current assets	27	13
	Deferred tax assets	38	62
	Notes receivable - Equistar (c)	500	-
	Current assets held for sale	-	661
	Total current assets	818	1,010
	Property, plant and equipment, net	121	129
	Investments in Equistar	446	470
	Goodwill, net	49	49
	Other assets, net	71	62
	Long-term assets held for sale	-	694
	Total assets	$1,505	$2,414

	Accounts payable	$102	$102
	Accrued liabilities	152	72
	Current liabilities associated with assets held for sale	-	335
	Total current liabilities	254	509
	Long-term debt	391	767
	Other liabilities	255	381
	Deferred income taxes	261	248
	Long-term liabilities associated with assets held for sale	-	361
	Minority interest	5	5
	Stockholder's equity
	(1,000 shares authorized; 661 shares issued
	at June 30, 2007 and December 31, 2006)	339	143
	Total liabilities and stockholder's equity	$1,505	$2,414

(a)	Represents information for Millennium on the basis reflected in Millennium's financial statements as filed in its Current Report on Form 8-K dated May 29, 2007.
(b)	On May 15, 2007, Millennium completed the sale of its worldwide inorganic chemicals business.
(c)	In June 2007, Millennium received promissory notes from and advanced $500 million to Equistar.

Table 20 - Millennium Unaudited Cash Flow Information (a) (b)

		For the three months ended		For the six months ended
		June 30,		June 30,
	(Millions of dollars)	2007	2006	2007	2006
	Net income	$215	$114	$230	$147
	Income from discontinued operations, net of tax	(232)	(69)	(246)	(70)
	Adjustments:
	Depreciation and amortization	11	6	17	13
	Equity investment in Equistar -
	Amounts included in net income	(3)	(38)	(6)	(113)
	Distributions of earnings	3	30	6	89
	Debt prepayment charges and premiums	14	-	14	7
	Deferred income taxes	44	(49)	38	(48)
	Changes in assets and liabilities:
	Accounts receivable	(30)	(3)	(17)	12
	Inventories	2	5	(5)	20
	Accounts payable	15	18	(1)	11
	Other, net	(206)	(15)	(233)	3
	Cash provided by (used in) operating activities - continuing operations	(167)	(1)	(203)	71
	Cash provided by (used in) operating activities - discontinued operations	(3)	12	(16)	12
	Cash provided by (used in) operating activities	(170)	11	(219)	83

	Expenditures for property, plant and equipment	(2)	(4)	(6)	(5)
	Distributions from Equistar in excess of earnings	(3)	-	24	-
	Advances under loan agreements to Equistar (c)	(500)	-	(500)	-
	Other	3	1	3	1
	Cash used in investing activities - continuing operations	(502)	(3)	(479)	(4)
	Net proceeds from sale of discontinued operations	990	-	990	-
	Cash used in investing activities - discontinued operations	(7)	(13)	(15)	(23)
	Cash provided by (used in) investing activities	481	(16)	496	(27)

	Repayment of long-term debt (d)	(386)	-	(390)	(241)
	Other	-	(2)	1	(1)
	Cash used in financing activities - continuing operations	(386)	(2)	(389)	(242)
	Cash provided by (used in) financing activities - discontinued operations	(1)	7	23	5
	Cash provided by (used in) financing activities	(387)	5	(366)	(237)

	Effect of exchange rate changes on cash	-	1	1	2

	Increase (decrease) in cash and cash equivalents	$(76)	$1	$(88)	$(179)

(a)	Represents information for Millennium on the basis reflected in Millennium's financial statements as filed in its Current Report on Form 8-K dated May 29, 2007.
(b)	On May 15, 2007, Millennium completed the sale of its worldwide inorganic chemicals business.
(c)	In June 2007, Millennium received promissory notes from and advanced $500 million to Equistar.
(d)	Includes prepayment premiums of $13 million in the three and six months ended June 30, 2007 and $7 million in the six months ended June 30, 2006.